Exhibit 99.1

February 18, 2020
Re: Tender offer by a third party for KBS Real Estate Investment Trust III, Inc. shares
Dear KBS REIT III Stockholder:
You may soon receive, or have already received, correspondence from CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and CMG Partners, LLC (collectively, the “Bidder”) related to a tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $6.01 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
We believe that the Bidder’s offer is meant to take advantage of the illiquidity of the Company’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. The Company believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the Company with respect to such shares and will lose the right to receive any future distributions that the Company may declare and pay.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On December 4, 2019, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $11.65 based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2019, with the exception of adjustments to the Company’s net asset value to give effect to (i) the October 23, 2019 authorization of a special dividend of $0.80 per share on the outstanding shares of common stock of the Company to the stockholders of record as of the close of business on November 4, 2019 and (ii) the change in the estimated value of the Company’s investment in units of Prime US REIT (SGX Ticker: OXMU) as of December 3, 2019.1 For a full description of the methodologies and assumptions used in the Company’s valuation, see the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2019 (the “Current Report”).
•The Company’s board of directors has approved management’s recommendation to explore strategic alternatives in an effort to provide enhanced liquidity to stockholders. In an effort to further enhance stockholder liquidity, the Company’s board of directors has determined to pursue conversion to a non-listed perpetual-life NAV REIT that calculates the net asset value or “NAV” per share on a regular basis that is more frequent that annually (i.e., daily, monthly or quarterly) and seeks to provide increased liquidity to current and future stockholders through an expansion of our current share redemption program and/or periodic self-tender offers. On January 9, 2020, we filed a definitive proxy statement with the SEC in connection with the annual meeting of stockholders to vote on, among other proposals, two proposals related to our pursuit of conversion to an NAV REIT. The annual meeting of stockholders will be held on April 7, 2020. Anyone who is a stockholder of record at the close of business on January 8, 2020, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. Our conversion to an NAV REIT remains subject to further approval of our conflicts committee, composed of all of our independent directors, and our board of directors. Although we are exploring an NAV REIT strategy, there is no assurance that we will successfully implement our strategy.
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1 We note that the estimated value per share did not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 4, 2019, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations, the impact of restrictions on the assumption of debt, swap breakage fees that may be incurred upon the termination of certain of the Company’s swaps prior to expiration, or acquisition-related costs and financing costs related to any future acquisitions subsequent to December 4, 2019.

•In connection with our pursuit of an NAV REIT strategy, in December 2019, the Company’s board of directors determined to temporarily suspend Ordinary Redemptions under the share redemption program. Ordinary Redemptions are all redemptions that do not qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program). Redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” are “Special Redemptions.” Upon suspension, all Ordinary Redemptions requests that had been received were cancelled and no Ordinary Redemptions requests will be accepted or collected during the suspension of the share redemption program. However, any redemptions sought in connection with and meeting the requirements for a Special Redemptions are still eligible and continue to be processed in accordance with the current share redemption program.
•The Singapore portfolio sale has made a significant amount of capital available to us that we intend to use to offer additional liquidity to stockholders after our stockholders have had an opportunity to vote on proposals related to the conversion to an NAV REIT at the annual meeting. We intend to provide this liquidity to our stockholders either through tender offers and/or the share redemption program or through special distributions. Although the Singapore portfolio sale has made additional capital available to us that we have and intend to continue to use to offer additional liquidity to our stockholders through tender offers and/or our share redemption program or through special distributions to stockholders, we cannot predict future redemption demand with any certainty.
Please be aware that the Bidder is in no way affiliated with the Company, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of the Company’s stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.
With the temporary suspension of Ordinary Redemptions, we expect that firms that conduct mini-tender offers will increase their activity and that these bidders will conduct several mini-tenders during the next several months at pricing substantially below the value of your shares.
The Company will respond and state its position with respect to each of these mini-tender offers. In order to avoid the costs of additional mailings, we may post any updates or changes to our response to this mini-tender offer and our response to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to this or future mini-tender offers, consult with your financial advisor or contact KBS Capital Markets Group LLC at (866) 527-4264.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
Thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director

IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The information contained herein should be read in conjunction with, and is qualified by, the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), Quarterly Reports on Form 10-Q for the periods ended June 30, 2019 and September 30, 2019 (the “Quarterly Reports”) and definitive proxy statement filed with the SEC on January 9, 2020 (the “Definitive Proxy Statement”), including the “Risk Factors” contained therein.
The Definitive Proxy Statement has been sent or given to the Company’s stockholders and contains information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting of Stockholders, including information relating to two proposals related to the Company’s conversion to an NAV REIT: the amendment of the Company’s charter and the acceleration of the payment of incentive compensation to the Advisor. This letter does not constitute a solicitation of any vote or proxy from any stockholder of the Company. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders may obtain a copy of the Definitive Proxy Statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (which was sent or given to the Company’s stockholders with the Definitive Proxy Statement), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsreitiii.com, by directing a request by mail to KBS Capital Markets Group Investor Relations, 800 Newport Center Drive, Suite 700, Newport Beach, CA 92660, or by calling the Broadridge proxy help line at (855) 643-7458.
PARTICIPATION IN THIS SOLICITATION
The Company, its directors and executive officers, the Advisor and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the amendment of the Company’s charter and the acceleration of the payment of incentive compensation to the Advisor. Information regarding the Company, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the Company’s Definitive Proxy Statement. Stockholders may obtain the Definitive Proxy Statement and other relevant documents free of charge as described above.4

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The Company may fund distributions from any source, including, without limitation, offering proceeds or borrowings. Distributions paid through September 30, 2019 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. No assurances can be given that the Company will continue to declare distributions or that the estimated value per share of the shares will not decrease in the future. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share. The appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount for the holding period risk attributable to transfer restrictions and blockage due to the quantity of units held by the Company and such discount is driven by trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the Company, are the respective party’s best estimates as of September 30, 2019, December 3, 2019 or December 4, 2019, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate return to stockholders.
Stockholders may have to hold their shares for an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders. The Company’s conflicts committee, which is composed of all of its independent directors, has approved the pursuit of the Company’s conversion to a perpetual-life NAV REIT, which includes submitting to stockholders for their approval two proposals related to the Company’s conversion to an NAV REIT. However, even if these proposals are approved by the Company’s stockholders, implementation of these proposals and the Company’s conversion to an NAV REIT remain subject to further approval of the conflicts committee and board of directors, and regulatory, market or business considerations may influence the Company to delay the implementation of the NAV REIT conversion or abandon the Company’s conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy, and the Company can provide no assurance that its NAV REIT strategy will be able to provide additional liquidity to stockholders. Further, although we are exploring an NAV REIT strategy, there is no assurance that this process will provide a return to stockholders that equals or exceeds our estimated value per share.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Annual Report, in Part II, Item 1A of the Quarterly Reports, and in the Definitive Proxy Statement.